Exhibit 10.1

CONSENT AND FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This CONSENT AND FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of September 30, 2022, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and BIODESIX, INC., a Delaware corporation (“Borrower”).

Recitals

A.
Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 19, 2021 (as the same may from time to time be amended, modified, supplemented or restated, including, without limitation, by that certain First Amendment to Loan and Security Agreement dated as of September 30, 2021, that certain Consent and Second Amendment to Loan and Security Agreement dated as of December 31, 2021, that certain letter agreement re “Loan and Security Agreement dated as of March 19, 2021” dated as of April 1, 2022, and that certain Consent and Third Amendment to Loan and Security Agreement dated as of April 7, 2022, collectively, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.
Borrower has further informed Bank that Borrower intends to make a certain payment owing to the “Seller” as defined the Integrated Diagnostics APA in an amount equal to Two Million One Hundred Thirty One Thousand Two Hundred Forty Nine Dollars and Twenty Cents ($2,131,249.20) on October 1, 2022 (the “October 2022 Integrated Earnout Payment”). Section 7.7 of the Loan Agreement provides that Borrower shall not pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, including but not limited to any payments under or in connection with the Integrated Diagnostics APA without Bank’s prior written consent; and Borrower has requested such consent from Bank (the “October 2022 Integrated Earnout Payment Consent”).

C.
Borrower has further requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein. Subject to the satisfaction of the items set forth in Section 12 below, Bank has agreed to (i) the October 2022 Integrated Earnout Payment Consent, and (ii) amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.
Consent. Subject to satisfaction of the items set forth in Section 12 below, Bank hereby agrees to the October 2022 Integrated Earnout Payment Consent and agrees that the making by Borrower of the October 2022 Integrated Earnout Payment shall not, in and of itself, cause an “Event of Default” under the Loan Agreement. Bank’s consent with respect to Section 7.7 of the Loan Agreement shall apply only with respect to the October 2022 Integrated Earnout Payment (and shall not apply to any additional earnout payments that may be due and owing under the terms of the Integrated Diagnostics APA). Bank’s agreement to the October 2022 Integrated Earnout Payment Consent (a) in no way shall be deemed an agreement by Bank to consent or otherwise waive Borrower’s compliance with the above-referenced sections as of any other date, and (b) shall not limit or impair the Bank’s right to demand strict performance of such section as of all other dates.

3.
Amendments to Loan Agreement.

3.1
Section 2.1.1 (Term Loan Advance). Section 2.1.1(c)(i) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(i) Voluntary Prepayment. On or about the Second Amendment Effective Date, Borrower made a prepayment to Bank in an amount equal to Twenty Million Dollars ($20,000,000) of the outstanding principal balance of the Term Loan Advance as of such date. On or about April 1, 2022, Borrower made a prepayment to Bank in an amount equal to Two Million Dollars ($2,000,000) of the outstanding principal balance of the Term Loan Advance on such date.

On or about the Third Amendment Effective Date, Borrower prepaid an additional One Million Dollars ($1,000,000) of the outstanding principal balance of the Term Loan Advance as of such date (the “Third Amendment Prepayment”); provided that, for the avoidance of doubt, no Prepayment Fee was applied to the Third Amendment Prepayment.

On or prior to September 30, 2022, Borrower shall prepay an additional Two Million Dollars ($2,000,000) of the outstanding principal balance of the Term Loan Advance as of such date (the “2022 Prepayment”); provided that, for the avoidance of doubt, no Prepayment Fee shall apply to the 2022 Prepayment.

On or prior to the Fall 2022 Prepayment Date, Borrower shall prepay an additional Two Million Dollars ($2,000,000) of the outstanding principal balance of the Term Loan Advance as of such date (the “Fall 2022 Prepayment”); provided that, for the avoidance of doubt, no Prepayment Fee shall apply to the Fall 2022 Prepayment.

At any time, Borrower shall have the option to prepay all, but not less than all, of the remaining outstanding principal balance of the Term Loan Advance, provided Borrower (A) delivers written notice to Bank of its election to prepay the remaining outstanding principal balance of the Term Loan Advance at least five (5) Business Days prior to such prepayment, and (B) pays, on the date of such prepayment (w) all remaining outstanding principal due hereunder with respect to the Term Loan Advance, plus accrued and unpaid interest thereon, (x) the Prepayment Fee, if applicable, (y) the Final Payment, and (z) all other sums, if any, that shall have become due and payable hereunder with respect to the Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.”

3.2
Section 2.4 (Fees and Expenses). Sections 2.4(a) and 2.4(b) of the Loan Agreement hereby are amended and restated in their entirety to read as follows:

“(a) Prepayment Fee. The Prepayment Fee, when due hereunder; provided that (i) the Prepayment Fee shall be deemed to be automatically waived by Bank if the Term Loan Advance is refinanced with another credit facility from Bank, (ii) Bank hereby agrees to waive Borrower’s payment of that portion of the Prepayment Fee that would otherwise by due and owing to Bank in connection with each of (A) the prepayment by Borrower of Twenty Million Dollars ($20,000,000) of the Term Loan Advance on or prior to the Second Amendment Effective Date, (B) the prepayment by Borrower of Two Million Dollars ($2,000,000) of the Term Loan Advance on April 1, 2022, (C) the Third Amendment Prepayment, (D) the 2022 Prepayment, and (E) the Fall 2022 Prepayment; and

(b) Final Payment. The Final Payment, when due hereunder; provided that Bank hereby agrees to defer payment of that portion of the Final Payment that would otherwise by due and owing to Bank in connection with the prepayment by Borrower of Twenty Million Dollars ($20,000,000) of the Term Loan Advance on or prior to the Second Amendment Effective Date, Two Million Dollars ($2,000,000) of the Term Loan Advance on April 1, 2022, the Third Amendment Prepayment, the 2022 Prepayment, and the Fall 2022 Prepayment until the earliest to occur of (i) the Term Loan Maturity Date,

(ii) the acceleration of the Term Loan Advance, or (iii) the prepayment of the remaining principal balance of the Term Loan Advance pursuant to Section 2.1.1(c).”

3.3
Section 13 (Definitions). The following terms and their definition hereby are added in their entirety in Section 13.1 of the Loan Agreement, as follows:

“Equity Event” means Borrower has received, after the Fourth Amendment Effective Date, but prior to the earlier of (a) November 30, 2022, or (b) the date on which the sum of Borrower’s unrestricted and unencumbered cash held at Bank is less than Ten Million Dollars ($10,000,000), net cash proceeds into its accounts at Bank in an aggregate amount not less than Five Million Dollars ($5,000,000) from the sale of Borrower’s equity securities and/or the incurrence of Subordinated Debt on terms and from investors acceptable to Bank.

“Fall 2022 Prepayment Date” is the earlier of (a) November 30, 2022, or

(b) the date on which the sum of Borrower’s unrestricted and unencumbered cash held at Bank is less than Ten Million Dollars ($10,000,000); provided however, if Borrower achieves the Equity Event, the Fall 2022 Prepayment Date shall automatically, with no further action required by the parties hereto, be extended to the earlier of (x) December 15, 2022, or (y) the date on which the sum of Borrower’s unrestricted and unencumbered cash held at Bank is less than Ten Million Dollars ($10,000,000).

“Fourth Amendment Effective Date” is September 30, 2022.

3.4
Section 13 (Definitions). The following terms and their respective definitions hereby are deleted in their entirety in Section 13.1 of the Loan Agreement as follows:

“2022 Prepayment Date”, “First Equity Event”, and “Second Equity

Event”

4.
Limitation of Amendments.

4.1
The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.
Representations and Warranties. Borrower represents and warrants to Bank as follows:

5.1
the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

5.2
Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3
The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

5.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not (a) conflict with any of Borrower’s organizational documents, (b) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (c) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, termination or award of any Governmental Authority which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (d) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except

(x) such Governmental Approvals which have already been obtained and are in full force and effect (or are being obtained pursuant to Section 6.1(b) of the Loan Agreement) and (y) filings and recordings in respect of the Liens created pursuant to the applicable Loan Documents), or (e) conflict with, contravene constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound;

5.6
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.
Prior Agreement. The Loan Documents (as modified hereby) are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7.
Release by Borrower.

7.1
FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”) . Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2
In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

7.3
By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4
This release may be pleaded as a full and complete defense and/or as a cross- complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5
Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)
Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(b)
Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(c)
The terms of this Agreement are contractual and not a mere recital.

(d)
This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(e)
Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8.
Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

9.
Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10.
Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

11.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

12.
Conditions to Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) payment by Borrower to Bank of (i) Two Million Dollars ($2,000,000), which Bank shall apply to the outstanding principal balance of the Term Loan Advance, and (ii) all Bank Expenses due and owing as of the date hereof, which, in each case, may be debited from any of Borrower’s accounts at Bank.

13.
Miscellaneous.

13.1
This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

13.2
Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

14.
Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

Exhibit 10.1

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:

SILICON VALLEY BANK

By: /s/ KRISTINE ROHMER

Name: Kristine Rohmer

Title: Director

BORROWER:

BIODESIX, INC.

By: /s/ ROBIN HARPER COWIE

Name: Robin Harper Cowie

Title: Chief Financial Officer

[Signature Page to Consent and Fourth Amendment to Loan and Security Agreement]